                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                                  SCHEDULE 14A

                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|


Check the appropriate box:                  |_| Confidential, for use of the
|_| Preliminary Proxy Statement.                Commission only (as permitted
|X| Definitive Proxy Statement.                 by Rule 14a-6(e)(2).
|_| Definitive Additional Materials.
|_| Soliciting Material under Rule 14a-12.


                                OSI SYSTEMS, INC.
                (Name of Registrant as Specified In Its Charter)

 ------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X| No fee required.
|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
    (1) Title of each class of securities to which transaction applies:
    (2) Aggregate number of securities to which transaction applies:
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
    (4) Proposed maximum aggregate value of transaction:
    (5) Total fee paid:

|_| Fee paid previously with preliminary materials:

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
    (1) Amount Previously Paid:
    (2) Form, Schedule or Registration Statement No.:
    (3) Filing Party:
    (4) Date Filed:

                                OSI SYSTEMS, INC.
                              12525 Chadron Avenue
                           Hawthorne, California 90250

                                                                October 16, 2001


To Our Stockholders:

     You are cordially invited to attend the Annual Meeting of Stockholders (the "Annual Meeting") of OSI Systems, Inc. (the "Company"), which will be held at 10:00 a.m., local time, on November 16, 2001, at the executive offices at the Company, 12525 Chadron Avenue, Hawthorne, California 90250. All holders of the Company's outstanding common stock as of the close of business on October 5, 2001, are entitled to vote at the Annual Meeting. Enclosed is a copy of the Notice of Annual Meeting of Stockholders, Proxy Statement and Proxy.

     We hope you will be able to attend the Annual Meeting. Whether or not you expect to attend, it is important that you complete, sign, date and return the Proxy in the enclosed envelope in order to make certain that your shares will be represented at the Annual Meeting.

                                   Sincerely,

                                   /s/ Ajay Mehra
                                   Secretary

                                OSI SYSTEMS, INC.
                              12525 Chadron Avenue
                           Hawthorne, California 90250

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          To Be Held November 16, 2001

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of OSI Systems, Inc., a California corporation (the "Company"), will be held at 10:00 a.m., local time, on November 16, 2001, at the executive offices at the Company, 12525 Chadron Avenue, Hawthorne, California 90250, for the following purposes:

     1. To elect six directors to hold office for a one-year term and until their respective successors are elected and qualified.

     2. To ratify the selection of Deloitte & Touche L.L.P. as the Company's independent accountants for the fiscal year ending June 30, 2002.

     3. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on October 5, 2001, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and all adjourned meetings thereof.

                                     By Order of the Board of Directors




                                     /s/ Ajay Mehra
                                     Secretary

Dated: October 16, 2001



   =============================================================================
   PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE RETURN ENVELOPE FURNISHED FOR THAT PURPOSE AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU LATER DESIRE TO REVOKE YOUR PROXY FOR ANY REASON, YOU MAY DO SO IN THE MANNER DESCRIBED IN THE ATTACHED PROXY STATEMENT.
   =============================================================================

                                OSI SYSTEMS, INC.
                              12525 Chadron Avenue
                           Hawthorne, California 90250

                                 PROXY STATEMENT

                               GENERAL INFORMATION

     This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of OSI Systems, Inc. (the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting" or the "Meeting"), to be held at 10:00 a.m., local time, on November 16, 2001, at the executive offices at the Company, 12525 Chadron Avenue, Hawthorne, California 90250, and at any adjournment thereof. When such proxy is properly executed and returned, the shares it represents will be voted in accordance with any directions noted thereon. Any stockholder giving a proxy has the power to revoke it at any time before it is voted by written notice to the Secretary of the Company or by issuance of a subsequent proxy. In addition, a stockholder attending the Annual Meeting may revoke his or her proxy and vote in person if he or she desires to do so, but attendance at the Annual Meeting will not of itself revoke the proxy.

     At the close of business on October 5, 2001, the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting, the Company had issued and outstanding 8,483,109 shares of common stock, without par value ("Common Stock"). Each share of Common Stock entitles the holder of record thereof to one vote on any matter coming before the Annual Meeting. In voting for directors, however, if any stockholder gives notice at the Annual Meeting prior to voting of an intention to cumulate votes, then each stockholder has the right to cumulate votes and to give any one or more of the nominees whose names have been placed in nomination prior to voting a number of votes equal to the number of directors to be elected (i.e., six) multiplied by the number of shares which the stockholder is entitled to vote. Unless the proxy holders are otherwise instructed, stockholders, by means of the accompanying proxy, will grant the proxy holders discretionary authority to cumulate votes. Only stockholders of record at the close of business on October 5, 2001 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

     The enclosed Proxy, when properly signed, also confers discretionary authority with respect to amendments or variations to the matters identified in the Notice of Annual Meeting and with respect to other matters which may be properly brought before the Annual Meeting. At the time of printing this Proxy Statement, management of the Company was not aware of any other matters to be presented for action at the Annual Meeting. If, however, other matters which are not now known to management should properly come before the Annual Meeting, the proxies hereby solicited will be exercised on such matters in accordance with the best judgment of the proxy holders.

     Shares represented by executed and unrevoked proxies will be voted in accordance with the instructions contained therein or in the absence of such instructions, in accordance with the recommendations of the Board of Directors. Neither abstentions nor broker non-votes will be counted for the purposes of determining whether any of the proposals has been approved by the stockholders of the Company, although they will be counted for purposes of determining the presence of a quorum.

     The election of directors requires a plurality of the votes cast by the holders of the Company's Common Stock. A "plurality" means that the individuals who receive the largest number of affirmative votes cast are elected as directors up to the maximum number of directors to be chosen at the Annual Meeting. Approval of the other proposals will require the affirmative vote of a majority of the shares of Common Stock present and voting at the Meeting.

     The Company will pay the expenses of soliciting proxies for the Annual Meeting, including the cost of preparing, assembling and mailing the proxy solicitation materials. Proxies may be solicited personally, by mail, by telex or by telephone, by directors, officers and regular employees of the Company who will not be additionally compensated therefor. It is anticipated that this Proxy Statement and accompanying Proxy will be mailed on or about October 16, 2001 to all stockholders entitled to vote at the Annual Meeting.

     The matters to be considered and acted upon at the Annual Meeting are referred to in the preceding notice and are more fully discussed below.

                              ELECTION OF DIRECTORS
                           (Item 1 of the Proxy Card)

     The Company has a Board of Directors consisting of six members, having been increased from five as of June 14, 2001, by vote of the Board of Directors. At the same time, the Board of Directors elected Chand R. Viswanathan to fill the vacancy created by the increase in the number of directors, to serve until this Annual Meeting and until his successor is elected and qualified. At each annual meeting of stockholders, directors are elected for a term of one year to succeed those directors whose terms expire on the annual meeting date.

     Management shall nominate six directors. Management's nominees for election as directors at the Annual Meeting are Deepak Chopra, Ajay Mehra, Steven C. Good, Meyer Luskin, Madan G. Syal and Chand R. Viswanathan. The enclosed Proxy will be voted in favor of these individuals unless other instructions are given. If elected, the nominees will serve as directors until the Company's Annual Meeting of Stockholders in 2002, and until their successors are elected and qualified. If any nominee declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although management knows of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominees as management may designate.

     If a quorum is present and voting, the six nominees for directors receiving the highest number of votes will be elected as directors. Abstentions and shares held by brokers that are present, but not voted because the brokers were prohibited from exercising discretionary authority, i.e., broker non-votes, will be counted as present for purposes of determining if a quorum is present.

     The following are Management's nominees for election as directors at this meeting.

                                                                                      Director
        Name                         Age                Position                        Since
        ----                         ---                --------                        -----
     Deepak Chopra..................  50    Chairman of the Board, Chief Executive       1987
                                            Officer and President


     Ajay Mehra.....................  39    Vice President, Chief Financial Officer,     1996
                                            Secretary and Director; President of OSI
                                            Security Group

     Steven C. Good (1)(2)..........  59    Director                                     1987

     Meyer Luskin (1)(2)............  75    Director                                     1990

     Madan G. Syal..................  75    Director                                     1987

     Chand R. Viswanathan (1).......  72    Director                                     2001

(1) Member of Audit Committee
(2) Member of Compensation Committee

     Deepak Chopra is the founder of the Company and has served as President, Chief Executive Officer and a Director since the Company's inception in May 1987. He has served as the Company's Chairman of the Board since February 1992. Mr. Chopra also serves as the President and Chief Executive Officer of the Company's major subsidiaries. From 1976 to 1979 and from 1980 to 1987, Mr. Chopra held various positions with ILC Technology, Inc. ("ILC"), a publicly-held manufacturer of lighting products, including serving as Chairman of the Board, Chief Executive Officer, President and Chief Operating Officer of its United Detector Technology division. In 1990, the Company acquired certain assets of ILC's United Detector Technology division. Mr. Chopra has held various positions with Intel Corporation, TRW Semiconductors and RCA Semiconductors. Mr. Chopra holds a Bachelor of Science degree in Electronics and a Master of Science degree in Semiconductor Electronics.

     Ajay Mehra joined the Company as Controller in 1989, has served as Vice President and Chief Financial Officer since November 1992, and became Secretary and a Director in March 1996. Mr. Mehra also serves as President of the Company's Security Group, and as Vice President and Chief Financial Officer of the Company's major subsidiaries. Prior to joining the Company, Mr. Mehra held various financial positions with Thermador/Waste King, a household appliance company, Presto Food Products, Inc. and United Detector Technology. Mr. Mehra holds a Bachelor of Arts degree from the School of Business of the University of Massachusetts, Amherst, and a Master of Business Administration degree from Pepperdine University.

     Steven C. Good has served as a Director of the Company since September 1987. He is a Senior Partner in the accounting firm of Good Swartz & Berns, which he founded in 1974, and has been active in consulting and advisory services for businesses in various sectors including the manufacturing, garment, medical services and real estate development industries. Mr. Good is the founder and has served as Chairman of California United Bancorp, and was elected in 1997 as a Director of Arden Realty Group, Inc., a publicly-held Real Estate Investment Trust listed on the New York Stock Exchange. Since October 1997, Mr. Good has also served as a Director of Big Dogs, Inc., a publicly held corporation listed on Nasdaq. Mr. Good holds a Bachelor of Science degree in Business Administration from the University of California, Los Angeles.

     Meyer Luskin has served as a Director of the Company since February 1990. Since 1961, Mr. Luskin has served as the President, Chief Executive Officer and Chairman of the Board of Scope Industries, a publicly-held company listed on the American Stock Exchange, which is engaged in the business of recycling and processing food waste products into animal food. Mr. Luskin has also served as a Director of Scope Industries since 1958 and currently serves as a Director of Stamet, Inc., an industrial solid pump manufacturer, and Chromagen, Inc., a biotechnology company. Mr. Luskin holds a Bachelor of Arts degree from the University of California, Los Angeles, and a Master of Business Administration degree from Stanford University.

     Madan G. Syal has served as a Director of the Company since the Company's inception in May 1987. From May 1987 until February 1992, he served as Secretary of the Company. Mr. Syal is the sole proprietor of Pro Printers, a printing service business he founded in October 1984. Prior to 1984, Mr. Syal held various positions with Shell Oil Company, Exxon Corporation, Burmah Oil Company, C.F. Braun and Bechtel Group, Incorporated. Mr. Syal holds a Bachelor of Science degree from the American College in Lahore (now Pakistan) and a B.S.E. in Electrical and Mechanical Engineering from London University.

     Chand R. Viswanathan has served as a Director of the Company since June 2001. Dr. Viswanathan has been a Professor of Electrical Engineering on the faculty of the University of California at Los Angeles since 1974 and a member of the faculty of that department since 1962. He served as the Chairman of the department from 1979 to 1985.


Executive Officers

     Andreas F. Kotowski has served as Chief Technology Officer of the Company since October, 2000. Previously, since January 1993, he served as the President of U.S. Operations, General Manager and a Director of the Company's subsidiary, Rapiscan Security Products (U.S.A.), Inc. ("Rapiscan U.S.A."). From September 1989 to January 1993, Mr. Kotowski was self-employed as an Engineering Consultant, providing technical and management consulting services to businesses in the explosive detection and medical imaging industries. In 1992, Mr. Kotowski was a director of Dextra Medical, Inc., a company that filed for bankruptcy in July of that year. From 1979 to 1989, Mr. Kotowski held various positions with EG&G Astrophysics, including Vice President of Engineering and Chief Engineer, in which he was responsible for product planning, design, development and management. Prior to 1979, he worked as an Engineer at National Semiconductor Corporation and the Jet Propulsion Laboratory. Mr. Kotowski holds a Bachelor of Science degree in Electrical Engineering and a Bachelor of Science degree in Physics from California State Polytechnic University, Pomona, and a Master of Science degree in Electrical Engineering from Stanford University.

     Thomas K. Hackman presently serves as Vice President of Operations of the Rapiscan group and Managing Director of Opto Sensors (Singapore) Pte Ltd. and Opto Sensors (Malaysia) Sdn. Bhd., subsidiaries of the Company. From November 1992 to July 1993, Mr. Hickman served as Director of Materials for UDT Sensors, Inc. ("UDT Sensors"), a subsidiary of the Company, and, from July through November 1992, provided service as an independent consultant to UDT Sensors. From 1985 through 1992, Mr. Hickman held various positions at Mouse Systems Corporation, a manufacturer of computer optical mouse systems, including that of Director of OEM Operations, Purchasing Manager and Representative Director of a joint venture. Prior to 1985, Mr. Hickman was the Director of Materials for Measurex Corporation, the Representative Director for Hitachi-Singer Corp. and a Product Line Manager for Singer Business Machines. Mr. Hickman holds a Bachelor of Arts degree from Stetson University and a Master of Business Administration degree from the University of San Francisco.

     There are no arrangements or understandings known to the Company between any of the directors or nominees for director of the Company and any other person pursuant to which any such person was or is to be elected a director.

     Ajay Mehra and Madan G. Syal are the first cousin and father-in-law, respectively, of Deepak Chopra. Other than these relationships, there are no family relationships among the directors and executive officers of the Company.

     The Board of Directors unanimously recommends that you vote FOR the election of each of Deepak Chopra, Ajay Mehra, Steven C. Good, Meyer Luskin, Madan G. Syal and Chand R. Viswanathan as directors of the Company. Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the Proxy or, if no direction is made, for each of the above-named nominees. The election of directors requires a plurality of the votes cast by the holders of the Company's Common Stock present and voting at the Meeting.

Board of Directors Meetings and Committees of the Board of Directors

     There were four meetings of the Board of Directors and the Board of Directors acted pursuant to unanimous written consent on six additional occasions during the fiscal year ended June 30, 2001. The Board of Directors has established an Audit Committee and a Compensation Committee. The members of each committee are appointed by the majority vote of the Board of Directors. There is no nominating committee.


     Audit Committee

     The Audit Committee makes recommendations for selection of the Company's independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and any non-audit fees, and reviews the financial statements of the Company and the adequacy of the Company's internal accounting controls and financial management practices. The Audit Committee consists of Messrs. Good, Luskin and Viswanathan. There were eignt meetings of the Audit Committee during the fiscal year ended June 30, 2001.


     Compensation Committee

     The Compensation Committee is responsible for determining compensation for the Company's executive officers, reviewing and approving executive compensation policies and practices, and providing advice and input to the Board of Directors in the administration of the Company's stock option plans. The Compensation Committee presently consists of Messrs. Good and Luskin. There were two meeting of the Compensation Committee during the fiscal year ended June 30, 2001. See Report of Compensation Committee on Executive Compensation.

Director Compensation

     Each non-employee Director receives a fee of $7,500 per year, $1,500 for each Board or Committee meeting attended, and options to purchase 5,000 shares of Common Stock at an exercise price equal to 110% of fair market value as of the date of grant. The Directors also are reimbursed for expenses incurred in connection with the performance of their services as Directors. These options vest in three equal installments on the first through the third anniversaries of the grant date, conditioned upon continued service as a director of the Company. As additional compensation for services as directors of the Company, on April 18, 2001, OSI Fibercomm, Inc., a wholly-owned subsidiary of the Company, granted to each outside director, Messrs. Good, Syal and Luskin, 25,000 five-year options to purchase common stock of OSI Fibercomm, Inc. at a price of $0.22 per share. These options vest in three installments: 25% on the first anniversary of the grant date, 25% on the second anniversary, and the balance on the third anniversary, conditioned upon continued service to the Company. There presently exists no public market for the stock of OSI Fibercomm, Inc.

Compensation Committee Interlocks and Insider Participation

     During the fiscal year ended June 30, 2001, Steven C. Good and Meyer Luskin served on the Compensation Committee.

     The Company currently intends that any future transactions, if any, with affiliates of the Company will be on terms at least as favorable to the Company as those that can be obtained from nonaffiliated third parties.

Executive Compensation and Other Information

     The following table sets forth the compensation for the Chief Executive Officer and each of the four most highly compensated executive officers whose individual remuneration exceeded $100,000 for the fiscal year ended June 30, 2001 (the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE


                                  Annual Compensation                     Long-Term Compensation
                           -------------------------------------  --------------------------------------
                                                                          Awards                Payouts
                                                                  ------------------------    ----------
                                                       All Other                Securities
                                                        Annual    Restricted  Underlying                     All Other
    Name and Principal                                  Compen-     Stock        Options/       LTIP         Compen-
       Position            Year  Salary($)  Bonus($)   sation($)   Awards(#)   SARS(#)        Payouts($)     sation($)
    ------------------     ----  ---------  --------   ---------  ----------- ------------    ----------   ------------
Deepak Chopra (1) ......   2001   600,000    22,500       --         --         40,000(2)       --            --
Chief Executive Officer    2000   536,539    22,500       --         --         50,000(3)       --            --
                           1999   483,723   200,000       --         --          5,200(3)       --            --



Ajay Mehra .............   2001   257,172    57,500       --         --         25,000(4)       --            --
Chief Financial Officer    2000   250,251    17,500       --         --         25,000(3)       --            --
                           1999   221,137    55,000       --         --         12,400(3)       --            --



Andreas F. Kotowski ....   2001   183,079      --         --         --         10,000          --            --
Chief Technology Officer   2000   178,904      --         --         --          8,500          --            --
                           1999   159,594    30,000       --         --          1,700          --            --



Thomas K. Hickman ......   2001   199,503      --         --         --          3,000(5)       --            --
Managing Director,         2000   185,275      --         --         --         15,000          --            --
OSI Malaysia and           1999   134,732    50,000       --         --            650          --            --
OSI Singapore

----------
(1) The Company paid aggregate insurance premiums of approximately $38,000 for three universal life insurance policies of Mr. Chopra in each of 2001, 2000, and 1999. Mr. Chopra or his estate is obligated to repay to the Company all amounts paid by it on behalf of Mr. Chopra upon the death or termination of employment of Mr. Chopra. The value of such benefit is not susceptible to precise determination.

(2) This does not include options granted by OSI Fibercomm, Inc., a wholly-owned subsidiary of the Company. As compensation for services as Chief Executive officer of OSI Fibercomm, Inc., on April 18, 2001, OSI Fibercomm, Inc. granted to this person 300,000 5-year options to purchase common stock of OSI Fibercomm, Inc. at a price of $0.22 per share. These options vest in three installments: 25% on the first anniversary of the grant date, 25% on the second anniversary, and the balance on the third anniversary, conditioned upon continued service to the company. There presently exists no public market for the stock of OSI Fibercomm, Inc.

(3) This table does not include options granted by OSI Medical, Inc., of which the Company is a majority stockholder. As compensation for services as a director of that company, on February 1, 1999, OSI Medical, Inc. granted to this person 7,500 10-year options to purchase common stock of OSI Medical, Inc. at a price of $1.35 per share, and on January 28, 2000, granted an additional 7,500 options at an exercise price of $1.50 per share. These options vest in five equal installments on the first through the fifth anniversaries of the grant date, conditioned upon continued service to the company. In the event of termination of such service, the options expire 90 days thereafter. There presently exists no public market for the stock of OSI Medical, Inc.

(4) This does not include options granted by OSI Fibercomm, Inc., a wholly-owned subsidiary of the Company. As compensation for services as Chief Financial Officer of OSI Fibercomm, Inc., on April 18, 2001, OSI Fibercomm, Inc. granted to this person 150,000 5-year options to purchase common stock of OSI Fibercomm, Inc. at a price of $0.20 per share. These options vest in three installments: 25% on the first anniversary of the grant date, 25% on the second anniversary, and the balance on the third anniversary, conditioned upon continued service to the company. There presently exists no public market for the stock of OSI Fibercomm, Inc.

(5) This does not include options granted by OSI Fibercomm, Inc., a wholly-owned subsidiary of the Company. As compensation for services to OSI Fibercomm, Inc., on April 18, 2001, OSI Fibercomm, Inc. granted to this person 20,000 5-year options to purchase common stock of OSI Fibercomm, Inc. at a price of $0.20 per share. These options vest in three installments: 25% on the first anniversary of the grant date, 25% on the second anniversary, and the balance on the third anniversary, conditioned upon continued service to the company. There presently exists no public market for the stock of OSI Fibercomm, Inc.

     The Company has entered into an employment agreement with Deepak Chopra, with a term of five years commencing on April 1, 1997, pursuant to which he serves as Chairman of the Board, Chief Executive Officer and President of the Company. The employment agreement provides for an initial base salary of $450,000 per year, with annual raises to be determined by the Compensation Committee. The Compensation Committee increased Mr. Chopra's annual base salary to $500,000 effective April 1, 1998, to $600,000 effective April 15, 2000, and to $650,000 as of April 1, 2001. Mr. Chopra volunteered to postpone the effectiveness of the April 1, 2001 salary increase for an indefinite period, and as of the date of this Proxy Statement, the increase has not yet been implemented. Pursuant to the employment agreement, Mr. Chopra is also entitled to receive at least one-third of the amount of the aggregate bonus pool established by the Company for its officers and employees. Mr. Chopra is eligible to participate in certain incentive compensation and other employee benefit plans established by the Company from time to time. Mr. Chopra's employment agreement contains confidentiality provisions and provides that he shall assign and the Company shall be entitled to any inventions or other proprietary rights developed by him under certain circumstances during his employment.

     The Company entered into a three-year employment agreement with Ajay Mehra, which became effective on April 1, 1997. The employment agreement provided for a base salary of $200,000 per year, with annual raises to be determined by management. The Compensation Committee increased Mr. Mehra's annual base salary to $230,000 effective April 1, 1998. Pursuant to this employment agreement, Mr. Mehra was also eligible to receive discretionary bonus payments from the bonus pool established by the Company for its officers and employees and to participate in incentive compensation and other employee benefit plans established by the Company from time to time. The employment agreement contained confidentiality provisions and provides that the employee shall assign and the Company shall be entitled to any inventions or other proprietary rights developed by the employee under certain circumstances during his employment. On September 1, 2000, the Company entered into a new three-year employment agreement with Mr. Mehra. This agreement provides for a base salary of $260,000, and is otherwise similar to the prior agreement. The Compensation Committee increased Mr. Mehra's annual base salary to $280,000 as of April 1, 2001. Mr. Mehra volunteered to postpone the effectiveness of the April 1, 2001 salary increase for an indefinite period, and as of the date of this Proxy Statement, the increase has not yet been implemented.

     Andreas F. Kotowski is currently employed by the Company pursuant to an employment agreement that is terminable by either party thereto at any time for any reason. Mr. Kotowski's annual salary initially was $140,000, which was increased to $165,000 effective April 16, 1998, to $175,000 on September 1, 1999, and to $185,000 on September 1, 2000. His salary has not been increased since that time. Pursuant to an incentive compensation agreement entered into in December 1996, for the 1997, 1998 and 1999 fiscal years Mr. Kotowski was entitled to receive as additional incentive compensation amounts equal to 10% of the consolidated pre-tax earnings of Rapiscan U.S.A. and Rapiscan U.K. in excess of certain pre-determined amounts, up to maximum compensation of $150,000 for any fiscal year. This agreement expired at the end of fiscal year 1999.

     Thomas K. Hickman is currently employed by the Company pursuant to an employment agreement that may be terminated by either the Company or by Mr. Hickman upon six months prior notice. Under the employment agreement, Mr. Hickman's initial annual salary was $125,000. Effective July 1, 1998, his salary was increased to $137,500, and effective July 1, 2000 it was increased to $160,000. His salary has not been increased since that time. During fiscal 1999, Mr. Hickman received a bonus payment of $50,000, which amount was his bonus for fiscal 1998. In addition to his salary, the Company paid certain expenses related to his service in Singapore. Mr. Hickman was transferred from Malaysia to the U.K. as of February 1, 2000. In connection with such transfer, he was allowed a relocation allowance of up to approximately $13,000. During his posting in the U.K., the Company is also paying him a cost-of-living allowance of approximately $45,000 per year and providing him with a leased automobile at a cost of approximately $9,200 per year. Mr. Hickman's employment agreement contains confidentiality provisions and provides that he shall assign and the Company shall be entitled to any inventions or other proprietary rights developed by him under certain circumstances during his employment.

     As part of a cost savings program, Messrs. Chopra, Mehra and Kotowski took a voluntary 10% pay cut for the fourth quarter of fiscal 1999. Additionally, during fiscal 1999, Messrs. Chopra, Mehra, Kotowski and Hickman took voluntary pay cuts for which the Company granted to them options to purchase 5,200, 2,400, 1,700 and 650 shares, respectively, of the Company's Common Stock, at an exercise price of $7.00 per share.

     Management of the Company allocates bonuses to officers and employees of the Company under a bonus plan that has been in effect since the Company's inception. The amount of bonus for each officer or employee is determined by comparing the profits of the subsidiary or division in which such person performed services against the budget profit goals for such subsidiary or division as determined before the start of the fiscal year.


Certain Relationships and Related Transactions

     On December 23, 1997, the Board of Directors authorized the Company to loan to Deepak Chopra and Ajay Mehra the sums of $90,000 and $70,000 respectively, at an interest rate of six percent per annum, to be repaid within 48 months of such date. Of these amounts, Mr. Chopra has repaid $45,000 and Mr. Mehra has repaid $52,500.

     The Company, Mr. Chopra and Mr. Mehra, each currently owns a 36.0%, 10.5% and 4.5% interest, respectively, in ECIL-Rapiscan Security Products Limited ("ECIL Rapiscan"). The remaining 49.0% interest in ECIL Rapiscan is owned by Electronics Corporation of India Limited ("ECIL"), an unaffiliated Indian company. The Company sells security and inspection kits to ECIL at a price no less favorable to the Company than the price the Company charges unaffiliated third parties for such products. To date, the Company's portion of the earnings of ECIL Rapiscan have been insignificant.

     The Company contracts for a portion of its automobile rental and daily messenger services from a business that is owned by Deepak Chopra and his wife. The Company paid the business approximately $103,000 for such services during fiscal 2001. The Company contracts for printing services from a business owned by Madan G. Syal, a Director of the Company. The Company paid the business approximately $178,000 for such services during fiscal 2001.

     The Company believes that each of the foregoing transactions was on terms at least as favorable to the Company as those that could have been obtained from nonaffiliated third parties. The Company currently intends that any future transactions with affiliates of the Company will be on terms at least as favorable to the Company as those that can be obtained from nonaffiliated third parties.

Option Grants

     The following table sets forth certain information concerning grants of options to the Named Executive Officers during the year ended June 30, 2001:

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                                Potential Realizable
                                                                                  Value of Assumed
                                       % of Total                                  Annual Rates of
                          Number of     Options                                      Stock Price
                         Securities    Granted to                                 Appreciation for
                         Underlying    Employees     Exercise                       Option Term(2)
                         Options (1)   in Fiscal      Price      Expiration     --------------------
    Name                 Granted(#)     Year(%)     ($/Share)       Date          5%($)       10%($)
    ----                 -----------   ----------   ---------    ----------     --------     -------
Deepak Chopra .......       40,000(3)     13.7       3.44          4/18/06       38,016      84,006
Ajay Mehra ..........       25,000(4)      8.6       3.13          4/18/06       21,619      47,772
Andreas F. Kotowski..       10,000         3.4       3.13          4/18/06        8,648      19,109
Thomas K. Hickman ...        3,000(5)      1.0       3.13          4/18/06        2,594       5,733

----------
(1) All of the listed options vest in three annual installments, 25% on the first anniversary of the date of grant, 25% on the second anniversary, and 50% on the third anniversary.

(2) Sets forth potential option gains based on assumed annualized rates of stock price appreciation from the exercise price at the date of grant of 5% and 10% (compounded annually) over the full term of the grant with appreciation determined as of the expiration date. The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future Common Stock prices.

(3) This does not include options granted by OSI Fibercomm, Inc., a wholly-owned subsidiary of the Company. As compensation for services as Chief Executive officer of OSI Fibercomm, Inc., on April 18, 2001, OSI Fibercomm, Inc. granted to this person 300,000 5-year options to purchase common stock of OSI Fibercomm, Inc. at a price of $0.22 per share. These options vest in three installments: 25% on the first anniversary of the grant date, 25% on the second anniversary, and the balance on the third anniversary, conditioned upon continued service to the company. There presently exists no public market for the stock of OSI Fibercomm, Inc.

(4) This does not include options granted by OSI Fibercomm, Inc., a wholly-owned subsidiary of the Company. As compensation for services as Chief Financial Officer of OSI Fibercomm, Inc., on April 18, 2001, OSI Fibercomm, Inc. granted to this person 150,000 5-year options to purchase common stock of OSI Fibercomm, Inc. at a price of $0.20 per share.These options vest in three installments: 25% on the first anniversary of the grant date, 25% on the second anniversary, and the balance on the third anniversary, conditioned upon continued service to the company. There presently exists no public market for the stock of OSI Fibercomm, Inc.

(5) This does not include options granted by OSI Fibercomm, Inc., a wholly-owned subsidiary of the Company. As compensation for services to OSI Fibercomm, Inc., on April 18, 2001, OSI Fibercomm, Inc. granted to this person 20,000 5-year options to purchase common stock of OSI Fibercomm, Inc. at a price of $0.20 per share. These options vest in three installments: 25% on the first anniversary of the grant date, 25% on the second anniversary, and the balance on the third anniversary, conditioned upon continued service to the company. There presently exists no public market for the stock of OSI Fibercomm, Inc.

Option Exercises and Fiscal Year-End Values

     The following table sets forth certain information regarding option exercises by the Named Executive Officers during the fiscal year 2001 and held by them on June 30, 2001:

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES




                                                             Number of Securities       Value of Unexercised In-
                                                            Underlying Unexercised        the-Money Options at
                             Shares                     Options at Fiscal Year-End(#)    Fiscal Year End ($)(1)
                           Acquired On        Value     -----------------------------  ---------------------------
        Name               Exercise(#)     Realized($)   Exercisable     Unexercisable  Exercisable  Unexercisable
        ----               -----------     -----------  -------------    ------------- ------------  -------------
Deepak Copra (2)                    0             --          85,100        80,100             0          11,200
Ajay Mehra (3)                      0             --          56,200        49,950             0          14,750
Andreas F. Kotowski                 0             --          65,004        17,225         6,653           5,900
Thomas K. Hackman (4)          15,000           18,300        16,700        14,575         3,326           1,770

----------
(1) Amounts are shown as the positive spread between the exercise price and fair market value (based on the fair market price at fiscal year end of $3.72 per share).

(2) This does not include options granted by OSI Fibercomm, Inc., a wholly-owned subsidiary of the Company. As compensation for services as Chief Executive officer of OSI Fibercomm, Inc., on April 18, 2001, OSI Fibercomm, Inc. granted to this person 300,000 5-year options to purchase common stock of OSI Fibercomm, Inc. at a price of $0.22 per share. These options vest in three installments: 25% on the first anniversary of the grant date, 25% on the second anniversary, and the balance on the third anniversary, conditioned upon continued service to the company. There presently exists no public market for the stock of OSI Fibercomm, Inc.

(3) This does not include options granted by OSI Fibercomm, Inc., a wholly-owned subsidiary of the Company. As compensation for services as Chief Financial Officer of OSI Fibercomm, Inc., on April 18, 2001, OSI Fibercomm, Inc. granted to this person 150,000 5-year options to purchase common stock of OSI Fibercomm, Inc. at a price of $0.20 per share.These options vest in three installments: 25% on the first anniversary of the grant date, 25% on the second anniversary, and the balance on the third anniversary, conditioned upon continued service to the company. There presently exists no public market for the stock of OSI Fibercomm, Inc.

(4) This does not include options granted by OSI Fibercomm, Inc., a wholly-owned subsidiary of the Company. As compensation for services to OSI Fibercomm, Inc., on April 18, 2001, OSI Fibercomm, Inc. granted to this person 20,000 5-year options to purchase common stock of OSI Fibercomm, Inc. at a price of $0.20 per share. These options vest in three installments: 25% on the first anniversary of the grant date, 25% on the second anniversary, and the balance on the third anniversary, conditioned upon continued service to the company. There presently exists no public market for the stock of OSI Fibercomm, Inc.


Stock Option Plans

     1987 Incentive Stock Option Plan. In May 1987, the Board of Directors adopted the Incentive Stock Option Plan (the "1987 Plan"). The 1987 Plan provides for the grant of options to directors, officers and other key employees of the Company to purchase up to an aggregate of 1,050,000 shares of Common Stock. The purpose of the 1987 Plan is to provide participants with incentives which will encourage them to acquire a proprietary interest in, and continue to provide services to, the Company. The 1987 Plan is administered by the Board of Directors, which has discretion to select optionees and to establish the terms and conditions of each option, subject to the provisions of the 1987 Plan. Pursuant to the 1987 Plan, the Company has from time to time granted its directors, officers and employees options to purchase shares of the Company's Common Stock at exercise prices determined by the Board of Directors. The stock options generally expire either on the fifth or tenth anniversary of the date of grant of the option. All stock options are nontransferable by the grantee and may be exercised only by the optionee during his service to the Company as a director, officer or employee. The aggregate number of options issuable under the 1987 Plan, number of options outstanding and the exercise price thereof are subject to adjustment in the case of certain transactions such as mergers, recapitalizations, stock splits or stock dividends. As of June 30, 2001, 743,235 shares had been issued upon the exercise of stock options under the 1987 Plan, stock options to purchase an aggregate of 249,502 shares were outstanding under the 1987 Plan at exercise prices ranging from $2.00 to $11.10 per share, and no shares remained available for grant, since the 1987 Plan expired on December 31, 1998. As of such date, stock options to purchase 219,810 shares of Common Stock were exercisable.

     1997 Stock Option Plan. In May 1997, the Board of Directors adopted the Company's 1997 Stock Option Plan (the "1997 Plan"). The 1997 Plan, which was approved by the Company's stockholders in June 1997, provides for the grant of options to directors, officers, other employees and consultants of the Company to purchase up to an aggregate of 850,000 shares of Common Stock. In November 2000, the Company's stockholders approved an increase of the number of shares of Common Stock for which options may be granted to 1,850,000. No eligible person may be granted options during any 12-month period covering more than 425,000 shares of Common Stock. The purpose of the 1997 Plan is to provide participants with incentives which will encourage them to acquire a proprietary interest in, and continue to provide services to, the Company. The 1997 Plan is administered by the Board of Directors, or a committee of the Board, which has discretion to select optionees and to establish the terms and conditions of each option, subject to the provisions of the 1997 Plan. Options granted under the 1997 Plan may be "incentive stock options" as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonqualified options.

     The exercise price of incentive stock options may not be less than 100% of the fair market value of Common Stock as of the date of grant (110% of the fair market value if the grant is to an employee who owns more than 10% of the total combined voting power of all classes of capital stock of the Company). The Code currently limits to $100,000 the aggregate value of Common Stock that may be acquired in any one year pursuant to incentive stock options under the 1997 Plan or any other option plan adopted by the Company. Nonqualified options may be granted under the 1997 Plan at an exercise price of not less than 85% of the fair market value of the Common Stock on the date of grant. Nonqualified options may be granted without regard to any restriction on the amount of Common Stock that may be acquired pursuant to such options in any one year. Options may not be exercised more than ten years after the date of grant (five years after the date of grant if the grant is an incentive stock option to an employee who owns more than 10% of the total combined voting power of all classes of capital stock of the Company). Options granted under the 1997 Plan generally are nontransferable, but transfers may be permitted under certain circumstances in the discretion of the administrator. Shares subject to options that expire unexercised under the 1997 Plan will once again become available for future grant under the 1997 Plan. The number of options outstanding and the exercise price thereof are subject to adjustment in the case of certain transactions such as mergers, recapitalizations, stock splits or stock dividends. As of June 30, 2001, stock options to purchase 8,625 shares were exercised under the 1997 Plan, stock options to purchase an aggregate of 1,002,454 shares were outstanding under the 1997 Plan at exercise prices ranging from $3.13 to $13.50 per share, and stock options to purchase 838,921 shares remained available for grant. As of such date, stock options to purchase 396,052 shares were exercisable. The 1997 Plan is effective for ten years, unless sooner terminated or suspended.

     During fiscal 2001, the Board of Directors of the Company granted options to purchase an aggregate of 291,350 shares of Common Stock available for issuance under the 1997 Plan to certain officers and employees of the Company. These options are exercisable at a price equal to the fair market value of the Common Stock on the date of grant. The options generally will be subject to vesting and will become exercisable in equal installments over a period of three years from the date of grant, subject to the optionee's continuing employment with the Company.

     In general, upon termination of employment of an optionee, all options granted to such person which were not exercisable on the date of such termination will immediately terminate, and any options that are exercisable will terminate not more than three months (six months in the case of termination by reason of death or disability) following termination of employment.

     To the extent nonqualified options are granted under the 1987 Plan and the 1997 Plan, the Company intends to issue such options with an exercise price of not less than the market price of the Common Stock on the date of grant.


Employee Stock Purchase Plan

     In August 1998, the Board of Directors adopted the Company's Employee Stock Purchase Plan (the "1998 Plan"). The 1998 Plan, which was approved by the Company's stockholders in November 1998, provides persons who have been regular employees of the Company or its U.S. subsidiaries for at least six months, and who meet certain other criteria, the opportunity to purchase through regular payroll deductions up to an aggregate of 200,000 shares of Common Stock. The 1998 Plan is administered by the Board of Directors, or a committee of the Board. The 1998 Plan qualifies as an "employee stock purchase plan" as defined in Section 423 of the Code.

     To participate in the 1998 Plan, eligible employees submit a form to the Company's payroll office authorizing payroll deductions in an amount between 1% and 10% of the employee's regular annual pay. At the end of each offering period, initially set at six months duration, the aggregate amount deducted from each participating employee's paycheck is applied to the purchase of a whole number of shares of Common Stock, with any sums remaining being returned to the employee. No interest accrues on payroll deductions. The purchase price of the Common Stock is 85% of the lesser of the fair market value of the Common Stock (as determined by the Board of Directors) on the first day or the last day of the offering period. If the aggregate number of shares of Common Stock which all participants elect to purchase during any offering period is greater than the number of shares remaining available for issuance under the 1998 Plan, the remaining shares will be allocated pro-rata among participants. Notwithstanding any of the foregoing, no employee may purchase Common Stock under the 1998 Plan if (i) after any such purchase, the employee would own 5% or more of the total combined voting power or value of all classes of the Company's stock on a consolidated basis, or (ii) the rights to purchase Common Stock under the 1998 Plan and all other qualified employee stock purchase plans of the Company or any of its subsidiaries granted to that employee would exceed $25,000 per calendar year.

     A participant may elect to withdraw from the 1998 Plan at any time up to the last day of an offering period by filing a form to such effect. Upon withdrawal, the amount contributed to the employee will be refunded in cash, without interest. Any person withdrawing may not participate again in the 1998 Plan until the end of one complete offering period. Termination of a participant's employment for any reason shall be treated as a withdrawal.

Employee Benefit Plan, Pension Plans

     In 1991, the Company established a tax-qualified employee savings and retirement plan (the "401(k) Plan") covering all of its employees. Pursuant to the 401(k) Plan, employees may elect to reduce their current compensation by up to the annual limit prescribed by statute ($10,500 in calendar 1999) and contribute the amount of such reduction to the 401(k) Plan. The 401(k) Plan allows for matching contributions to the 401(k) Plan by the Company, such matching and the amount of such matching to be determined at the sole discretion of the Board of Directors. As of June 30, 2001, the Company had provided $151,657 in discretionary matching contributions with respect to the 401(k) Plan. The trustee under the 401(k) Plan, at the direction of each participant, invests the assets of the 401(k) Plan in numerous investment options. The 401(k) Plan is intended to qualify under Section 401 of the Code so that contributions by employees to the 401(k) Plan, and income earned on plan contributions, are not taxable until withdrawn, and so that the contributions by employees will be deductible by the Company when made.

     Rapiscan U.K. and Advanced Micro Electronics AS, subsidiaries of the Company, each has a pension plan in effect for certain of their employees. As of the date hereof, approximately 50 employees are covered by these plans.

Report of Compensation Committee on Executive Compensation

     This Compensation Committee Report discusses the components of the Company's executive officer compensation policies and programs and describes the bases upon which compensation is determined by the Compensation Committee with respect to the executive officers of the Company, including the Named Executive Officers.

     The Compensation Committee reviews and approves salaries, benefits and other compensation for executive officers and reviews bonus pool allocations for key employees of the Company. The Compensation Committee is composed of two non-employee directors.

     Compensation Philosophy. The Compensation Committee endeavors to ensure that the compensation programs for the executive officers of the Company and its subsidiaries are effective in attracting and retaining key executives responsible for the success of the Company and are administered with the long-term interests of the Company and its stockholders in mind. The Compensation Committee seeks to align total compensation for senior management with corporate performance by linking directly executive compensation to individual and team contributions, continuous improvements in corporate performance and stockholder value.

     The Compensation Committee takes into account various qualitative and quantitative indicators of corporate and individual performance in determining the level and composition of compensation for the executive officers. The primary quantitative factors reviewed by the Compensation Committee include such financial measures as net income, cash flow and earnings-per-share, and market capitalization of the Company and may vary its quantitative measurements from employee to employee and from year to year. The Compensation Committee also appreciates the importance of achievements that may be difficult to quantify, and accordingly recognizes qualitative factors, such as superior individual performance, new responsibilities or positions within the Company, leadership ability, overall contributions to the Company and the national and global business and economic environment.

     In order to attract and retain highly qualified executives in the areas in which the Company does business and in recognition of the overall competitiveness of the market for highly qualified executive talent, the Compensation Committee also evaluates the total compensation of the executive officers in light of information regarding the compensation practices and corporate financial performance of other companies in its industry.

     In implementing its compensation program for executive officers, the Compensation Committee seeks to achieve a balance between compensation and the Company's annual and long-term budgets and business objectives, encourage executive performance in furtherance of stated Company goals, provide variable compensation based on the performance of the Company, create a stake in the executive officer's efforts by encouraging stock ownership in the Company, and align executive remuneration with the interests of the Company's stockholders.

     Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid for any fiscal year to the corporation's chief executive officer and certain other of the most highly compensated executive officers as of the end of any fiscal year. However, the statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met. Although, at the present time, the Company is not paying any compensation to any of its executive officers or any other employee that would be disallowed by Section 162(m), the Compensation Committee currently intends to structure performance-based compensation, including stock option grants and annual bonuses, to executive officers who may be subject to Section 162(m) in a manner that satisfies those requirements if, in the future, the need arises. The Board of Directors and the Compensation Committee, however, reserve the authority to award non-deductible compensation in other circumstances as they deem appropriate.

     Compensation Program Components. The Compensation Committee regularly reviews the Company's compensation program to ensure that pay levels and incentive opportunities are competitive with the market and reflect the performance of the Company. The particular elements of the compensation program for executive officers consist of the following:

         Base Salary. Base salaries for executive officers are established at levels considered appropriate in light of the duties and scope of responsibilities of each executive officer's position, and the experience the individual brings to the position. Salaries are reviewed periodically and adjusted as warranted to reflect sustained individual performance. Base salaries are kept within a competitive range for each position, reflecting both job performance and market forces.

         Annual Bonus. Management of the Company allocates bonuses to officers and key employees of the Company under a bonus plan that has been in effect since the Company's inception. The amount of bonus for each officer is determined by comparing the profits of the subsidiary or division in which such person performed services against the budget profit goals for such subsidiary or division as determined before the start of the fiscal year.

         Long-Term Incentive Compensation. The Company's long-term incentive program consists of periodic grants of stock options, which are made at the discretion of the Board of Directors with the advice and input of the Compensation Committee. Decisions made regarding the amount of the grant and other discretionary aspects of the grant take into consideration Company performance, individual performance and experience, competitive forces to attract and retain senior management, and the nature and terms of grants made in prior years.

     Chief Executive Officer's Compensation. The Company has entered into an employment agreement with Deepak Chopra, with a term of five years commencing on April 1, 1997, pursuant to which he serves as Chairman of the Board, Chief Executive Officer and President of the Company. The employment agreement provides for an initial base salary of $450,000 per year, with annual raises to be determined by the Compensation Committee. The Compensation Committee increased Mr. Chopra's annual base salary to $500,000 effective April 1, 1998, to $600,000 effective April 15, 2000, and to $650,000 as of April 1, 2001. Mr. Chopra volunteered to postpone the effectiveness of the April 1, 2001 salary increase for an indefinite period, and as of the date of this Proxy Statement, the increase has not yet been implemented. Pursuant to the employment agreement, Mr. Chopra is also entitled to receive at least one-third of the amount of the aggregate bonus pool established by the Company for its officers and employees. Mr. Chopra is eligible to participate in certain incentive compensation and other employee benefit plans established by the Company from time to time.

     Summary. The Compensation Committee believes that the total compensation program for executive officers of the Company is focused on increasing value for the Company's stockholders, by attracting and retaining the best qualified people as senior management and enhancing corporate performance. Furthermore, the Compensation Committee believes that executive compensation levels of the Company are competitive with the compensation programs provided by other corporations with which the Company is competitive. The foregoing report has been approved by all the members of the Compensation Committee.

                                    COMPENSATION COMMITTEE


                                    Steven C. Good
                                    Meyer Luskin

Performance Graph

     The graph below compares the Company's cumulative total stockholder return since the Company's Common Stock became publicly traded on October 2, 1997, with the Nasdaq Market Index and with a peer group comprised of companies with which the Company generally competes.

     The peer group is comprised of the following companies: PerkinElmer, Inc. (NYSE Symbol: PKI), which was previously known as "EG&G"; and InVision Technologies, Inc. (Nasdaq Symbol: INVN). The Company previously included Optek Technology, Inc. (Nasdaq Symbol: OPTT), Vivid Technologies, Inc. (Nasdaq Symbol:
VVID) and Barringer Technologies, Inc. (Nasdaq Symbol: BARR) in its peer group. However, Optek Technology, Inc. has been acquired by a wholly-owned subsidiary of the Dyson-Kissner-Moran Corporation, Vivid Technologies, Inc. been acquired by PerkinElmer, Inc., and Barringer Technologies, Inc. has been acquired by Smith Industries and thus they are no longer included in the peer group.

     The graph assumes that $100.00 was invested on October 2, 1997 in the Company's Common Stock, at the closing price of $15.13 per share (on which date the initial public offering price was $13.50 per share), and in each of the indexes mentioned above, and that all dividends were reinvested.

                       COMPARISON OF CUMULATIVE TOTAL RETURN
                            AMONG OSI SYSTEMS, INC.,
                    NASDAQ MARKET INDEX AND PEER GROUP INDEX

                        [PERFORMANCE GRAPH APPEARS HERE]



                             10/02/97    12/31/97    3/31/98     6/30/98    9/30/98   12/31/98    3/31/99    6/30/99
                             --------    --------    -------     --------   -------   --------    -------    -------
OSI Systems, Inc...........   100.00        80.99      76.86      66.12      50.41      57.02      34.30      33.06
Nasdaq Market Index........   100.00        93.70     109.81     112.65     101.53     131.98     147.45     160.45
Peer Group.................   100.00        95.86     129.60     130.89      99.40     121.51     114.39     152.05


                             9/30/99     12/31/99    3/31/00     6/30/00    9/30/00   12/31/00    3/31/01    6/30/01
                             -------     --------    -------     -------    -------   --------    -------    -------
OSI Systems, Inc...........    24.79        36.36      97.52      52.69      69.42      40.50      21.08      24.60
Nasdaq Market Index........   163.06       240.83     274.02     235.68     453.65     454.34     229.75     242.49
Peer Group.................   167.09       176.63     280.16     277.31     217.49     146.15     110.19     129.14


Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth the amount of shares of the Company beneficially owned as of June 30, 2001 by each person known by the Company to own beneficially more than 5% of the outstanding shares of the Company's outstanding Common Stock:

                                                  Amount and Nature of
                                                Beneficial Ownership of         Percent of Class
     Name of Beneficial Owner (1)                  Common Stock (2)             of Common Stock
     ----------------------------               ------------------------        -----------------
Deepak Chopra (3)..............................        1,399,061                    16.4%
Sally F. Chamberlain (4).......................        1,062,767                    12.6%
Scope Industries (5)...........................        1,030,200                    12.2%
Benson Associates, LLC (6).....................          625,400                     7.4%
Dimensional Fund Advisors, Inc. (7)............          546,100                     6.5%

----------
(1) Except as noted otherwise, the address of each stockholder is c/o OSI Systems, Inc., 12525 Chadron Avenue, Hawthorne, California 90250.

(2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock which are purchasable under options which are currently exercisable, or which will become exercisable no later than 60 days after June 30, 2001, are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(3) Includes 254,951 shares and 254,951 shares owned by The Deepika Chopra Trust UDT dated July 17, 1987 and The Chandini Chopra Trust UDT dated July 17, 1987, respectively. Deepak Chopra is the co-trustee of both irrevocable trusts. Of the balance of such shares, 792,434 shares are held jointly by Mr. Chopra and his wife, Nandini Chopra, and 11,625 shares are held individually by Mr. Chopra. Includes 85,100 shares issuable pursuant to options which become exercisable no later than 60 days after June 30, 2001. Mr. Chopra is the Chairman of the Board, Chief Executive Officer and President of the Company.

(4) As reported in a Schedule 13G filed with the Securities and Exchange Commission by Sally F. Chamberlain as Trustee of the Edward P. Fleischer and Sally F. Fleischer Family Trust dated June 3, 1991, whose address was reported as 2404 Via Siena, La Jolla, CA 92037.

(5) Does not include 5,000 shares beneficially owned by Scope Industries, Inc. Retirement Savings Plan and 3,000 shares beneficially owned by Scope Products, Inc. Profit Sharing Plan. The address of Scope Industries, Inc. is 233 Wilshire Boulevard, Suite 310, Santa Monica, California 90401.Does not include shares beneficially owned by Meyer Luskin. Mr. Luskin is the President, Chief Executive Officer, Chairman of the Board and a principal stockholder of Scope Industries.

(6) As reported in a Schedule 13G filed with the Securities and Exchange Commission by Benson Associates, LLC, whose address was reported as 111 S.
     W. Fifth Avenue, Suite 2130, Portland, OR 97204

(7) As reported in a Schedule 13G filed with the Securities and Exchange Commission by Dimensional Fund Advisors, Inc., whose address was reported as 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401.

     The following table sets forth the amount of shares of the Company beneficially owned as of June 30, 2001 by each director of the Company, each Named Executive Officer, and all directors and executive officers as a group:



                                                Amount and Nature of
                                               Beneficial Ownership of     Percent of Class
    Name of Beneficial Owner (1)                 Common Stock (2)          of Common Stock
    ----------------------------               -----------------------     ----------------
Deepak Chopra (3)............................        1,399,061                 16.4%
Ajay Mehra (4)...............................          193,414                  2.3%
Andreas F. Kotowski (5)......................          156,043                  1.8%
Thomas K. Hickman (6)........................           46,937                  0.6%
Steven C. Good (7)...........................           12,500                  0.1%
Meyer Luskin (8).............................           69,772                  0.8%
Madan G. Syal (9)............................          108,179                  1.3%
Chand R. Viswanathan.........................                0                  0.0%
All directors and executive officers
as a group (7 persons)
(3)(4)(5)(6)(7)(8)(9)(10)....................        1,985,906                 22.8%
----------

(1) Except as noted otherwise, the address of each stockholder is c/o OSI Systems, Inc., 12525 Chadron Avenue, Hawthorne, California 90250.

(2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock which are purchasable under options which are currently exercisable, or which will become exercisable no later than 60 days after June 30, 2001, are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(3) Includes 254,951 shares and 254,951 shares owned by The Deepika Chopra Trust UDT dated July 17, 1987 and The Chandini Chopra Trust UDT dated July 17, 1987, respectively. Deepak Chopra is the co-trustee of both irrevocable trusts. Of the balance of such shares, 792,434 shares are held jointly by Mr. Chopra and his wife, Nandini Chopra, and 11,625 shares are held individually by Mr. Chopra.

     Includes 85,100 shares issuable pursuant to options which become exercisable no later than 60 days after June 30, 2001. Mr. Chopra is the Chairman of the Board, Chief Executive Officer and President of the Company.

(4) Includes 57,450 shares issuable pursuant to options which become exercisable no later than 60 days after June 30, 2001. Mr. Mehra is the Vice President, Chief Financial Officer, Secretary and a Director of the Company and President of OSI Security Group.

(5) Includes 66,254 shares issuable pursuant to options which become exercisable no later than 60 days after June 30, 2001. Mr. Kotowski is the Chief Technology Officer of the Company.

(6) Includes 17,950 shares issuable pursuant to options which become exercisable no later than 60 days after June 30, 2001. Mr. Hickman is Vice President of Operations of Rapiscan Group and the Managing Director of OSI Singapore and OSI Malaysia.

(7) Includes 12,500 shares issuable pursuant to options which become exercisable no later than 60 days after June 30, 2001. Does not include 25,000 shares owned for Mr. Good's benefit by the Good Swartz & Berns Pension & Profit Sharing Plan, of which Mr. Good is a co-trustee and in which he participates. Mr. Good is a Director of the Company. The address of Mr. Good is 11755 Wilshire Boulevard, 17th Floor, Los Angeles, California 90025.

(8) Includes 6,742 shares held by the Meyer and Doreen Luskin Family Trust. Includes 12,500 shares issuable pursuant to options which become exercisable no later than 60 days after June 30, 2001. Does not include 1,030,200 shares beneficially owned by Scope Industries, Inc., 5,000 shares beneficially owned by Scope Industries, Inc. Retirement Savings Plan and 3,000 shares beneficially owned by Scope Products, Inc. Profit Sharing Plan, as to all of which Mr. Luskin disclaims beneficial ownership. Mr. Luskin is the President, Chief Executive Officer, Chairman of the Board and a principal stockholder of Scope Industries, Inc. The address of Mr. Luskin is c/o Scope Industries, 233 Wilshire Boulevard, Suite 310, Santa Monica, California 90401.

(9) Includes 95,679 shares held by Mr. Syal and his wife, Mohini Syal as trustees for the Syal Trust. Includes 6,250 shares issuable pursuant to options which become exercisable no later than 60 days after June 30, 2001. Mr. Syal is a Director of the Company.


Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act requires the Company's executive officers and directors and persons who beneficially own more than 10% of a registered class of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Such officers, directors and stockholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all such reports that they file. Based solely upon the Company's review of such forms furnished to the Company during the fiscal year ended June 30, 2001, and written representations from certain reporting persons, the Company believes that all filing requirements applicable to the Company's executive officers, directors and more than 10% stockholders have been complied with.


              RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS
                           (Item 2 of the Proxy Card)

     The Board of Directors has selected Deloitte & Touche L.L.P. ("Deloitte & Touche") as the Company's independent accountants for the fiscal year ending June 30, 2001, and has further directed that management submit the selection of independent accountants for ratification by the stockholders at the Annual Meeting. Deloitte & Touche has no financial interest in the Company and neither it nor any member or employee of the firm has had any connection with the Company in the capacity of promoter, underwriter, voting trustee, director, officer or employee. A representative of Deloitte & Touche is not expected to be present at the Annual Meeting.

     In the event the stockholders fail to ratify the selection of Deloitte & Touche, the Audit Committee will reconsider whether or not to retain the firm. Even if the selection is ratified, the Audit Committee and the Board of Directors in their discretion may direct the appointment of a different independent accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

     The Board of Directors unanimously recommends that you vote FOR this proposal (Proposal 2 on the Proxy) to ratify the selection of the independent accountants. Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the Proxy or, if no direction is made, in favor of this proposal. In order to be adopted, this proposal must be approved by the affirmative vote of the holders of a majority of the shares of Common Stock present and voting at the Meeting.


                                 OTHER BUSINESS

     The Company does not know of any other business to be presented to the Annual Meeting and does not intend to bring any other matters before such meeting. If any other matters properly do come before the Annual Meeting, however, the persons named in the accompanying Proxy are empowered, in the absence of contrary instructions, to vote according to their best judgment.


                              STOCKHOLDER PROPOSALS

     Any proposals of security holders which are intended to be presented at next year's annual meeting must be received by the Company at its principal executive offices on or before June 15, 2001, in order to be considered for inclusion in the Company's proxy materials relating to that meeting.


                   AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

     A copy of the Company's Annual Report on Form 10-K as filed with the Securities and Exchange Commission is available upon written request and without charge to stockholders by writing to Ajay Mehra, Secretary, OSI Systems, Inc., 12525 Chadron Avenue, Hawthorne, California 90250.



                                     By Order of the Board of Directors




                                     /s/ Ajay Mehra
                                     Secretary

Hawthorne, California
October 16, 2001

PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED REPLY ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

PROXY
                               OSI SYSTEMS, INC.
                                                                           PROXY
                   12525 Chadron Avenue, Hawthorne, CA 90250
          This Proxy is Solicited on Behalf of the Board of Directors
The undersigned revokes all previous proxies, acknowledges receipt of the
Notice of the Annual Meeting of Stockholders and the Proxy Statement and appoints Deepak Chopra and Ajay Mehra and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of Common
Stock of OSI Systems, Inc. (the "Company") held of record by the undersigned as of the close of business on October 5, 2001, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders of the Company to be held on November 16, 2001, and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth below.
1. To elect the following directors to serve until the 2002 Annual Meeting of Stockholders or until their respective successors are elected and qualified:
                 [_] FOR ALL    [_] WITHHOLD AUTHORITY FOR ALL
Deepak Chopra, Ajay Mehra, Steven C. Good, Meyer Luskin, Madan G. Syal, Chand
                                R. Viswanathan
   To withhold authority to vote for any individual nominee, write the nominee's name in the space provided below:


--------------------------------------------------------------------------------
2. To ratify the Board of Director's selection of Deloitte & Touche LLP to serve as the Company's independent accountants for the fiscal year ending June 30, 2002
                      [_] FOR   [_] AGAINST   [_] ABSTAIN
4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.
                    (PLEASE DATE AND SIGN ON REVERSE SIDE)

This Proxy, when properly executed, will be voted in the manner directed herein. This Proxy will be voted FOR the election of the directors listed and FOR the other proposals if no specification is made.

Please sign exactly as your name(s) is (are) shown on the stock certificate to which the Proxy applies. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title, as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in the partnership's name by an authorized person.

                                                               Dated: __ , 2001

                                                           ---------------------
                                                               Signature

                                                           ---------------------
                                                               Signature if
                                                               held jointly

                                                               Please mark,
                                                               sign, date and
                                                               return the proxy
                                                               card promptly
                                                               using the
                                                               enclosed
                                                               envelope.